UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    May 30, 2007

UNITED STATES OIL FUND, LP
(Exact name of registrant as specified in its charter)
Delaware	001-32824	20-2830691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code	(510) 522-3336

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 30, 2007, United States Oil Fund, LP (the “Registrant”) and Victoria Bay Asset Management, LLC, the general partner of the Registrant (the “General Partner”), together with the affiliated funds which are managed by the General Partner (the “Affiliated Funds” and, together with the Registrant, the “Funds”), entered into a Licensing Agreement (the “Licensing Agreement”) with the New York Mercantile Exchange (the “NYMEX”). The Licensing Agreement has an effective date of April 10, 2006. Under the terms of the Licensing Agreement, the NYMEX granted the Funds a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks, and the Funds will pay a licensing fee to the NYMEX on a quarterly basis based on the Funds’ aggregate daily net asset value that is equal to .04% for the first $1,000,000,000 of combined assets of the Funds and .02% for combined assets of the Funds above $1,000,000,000. The Registrant expressly disclaims any association with the NYMEX or endorsement of the Registrant by the NYMEX, and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1
License Agreement, dated as of April 10, 2006, among United States Oil Fund, LP, Victoria Bay Asset Management, LLC, certain other funds which are managed by Victoria Bay Asset Management, LLC and the New York Mercantile Exchange, Inc. (Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 of United States Natural Gas Fund, LP.)

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES OIL FUND, LP
Date: June 4, 2007	By: Victoria Bay Asset Management, LLC, its general partner By: /s/Nicholas D. Gerber
Name: Nicholas D. Gerber Title: Chief Executive Officer